As filed with the Securities and Exchange Commission on June 21, 1996, Registration No. 333-_________.

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                    ---------------------------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                              AMTECH CORPORATION
            (Exact name of registrant as specified in its charter)


           Texas                                         75-2216818
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                    Identification No.)


                                                        Steve M. York
                                                  17304 Preston Road, E-100
17304 Preston Road, E-100                            Dallas, Texas  75252
 Dallas, Texas  75252                                   (214) 733-6600

(Address, including zip code,                (Name, address, including zip code,
of principal executive offices)             and telephone number, including area
                                                 code, of agent for service)


                        AMTECH CORPORATION 401(k) PLAN

                           (FULL TITLE OF THE PLAN)
                      ----------------------------------

                        CALCULATION OF REGISTRATION FEE



================================================================================================
                                                     PROPOSED       PROPOSED
                                                     MAXIMUM         MAXIMUM
                                      AMOUNT         OFFERING       AGGREGATE        AMOUNT OF
TITLE OF SECURITIES                   TO BE         PRICE PER       OFFERING       REGISTRATION
TO BE REGISTERED                    REGISTERED        SHARE           PRICE             FEE
- ------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE    300,000 SHARES (1)   $8.44 (2)  $2,531,250.00 (2)    $872.84 (2)
INTERESTS IN AMTECH
CORPORATION 401(K) PLAN                 (3)           (3)            (3)                (3)

================================================================================================

(1) Common stock being registered consists of 300,000 shares, which is Amtech Corporation's estimate of the number of shares of Common Stock that will be purchased pursuant to the Amtech Corporation 401(k) Plan (the "401(k) Plan"), and, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may be issuable pursuant to the antidilution provisions of the 401(k) Plan.

(2) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of the Registrant as quoted on the NASDAQ National Market System on June 14, 1996, which was $8.4375.

(3) An indeterminate amount of interests in the 401(k) Plan is being registered pursuant to Rule 416(c) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents are hereby incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of the Registrant for the Registrant's latest fiscal year end.

          (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) A description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on September 25, 1989, including any amendment or report filed for the purpose of updating such description.

          All reports or other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by the Texas Business Corporation Act, the Registrant's Articles of Incorporation provide that directors of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived any improper personal benefit, (iv) any act or omission where the liability of the director is expressly provided by statute, or (v) any act related to an unlawful stock repurchase or payment of a dividend. In addition, the Registrant's Articles of Incorporation and Bylaws include certain provisions permitted by the Texas Business Corporation Act whereby directors, officers, employees, and agents of the Registrant generally are to be indemnified against certain liabilities to the fullest extent authorized by the Texas Business Corporation Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 21, 1996.


                                         AMTECH CORPORATION



                                         By:   /s/ G. RUSSELL MORTENSON
                                               -----------------------------
                                               G. Russell Mortenson
                                               President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints G. Russell Mortenson and Steve M. York, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or the transactions contemplated herein.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                  DATE
     ---------                    -----                  ----



/s/ G. RUSSELL MORTENSON    President and Chief      June 21, 1996
- ------------------------    Executive Officer and
(G. Russell Mortenson)      Director
                            (Principal Executive
                            Officer)



/s/ STEVE M. YORK           Senior Vice President,   June 21, 1996
- ------------------------    Chief Financial Officer,
(Steve M. York)             and Treasurer (Principal
                            Financial and Accounting
                            Officer)



/s/ DAVID P. COOK           Director                 June 21, 1996
- ------------------------
(David P. Cook)



/s/ STUART M. EVANS         Director                 June 21, 1996
- ------------------------
(Stuart M. Evans)



/s/ GARY J. FERNANDES       Director                 June 21, 1996
- ------------------------
(Gary J. Fernandes)



/s/ ELMER W. JOHNSON        Director                 June 21, 1996
- ------------------------
(Elmer W. Johnson)

/s/ DR. JEREMY A. LANDT     Director                 June 21, 1996
- --------------------------
(Dr. Jeremy A. Landt)



/s/ JAMES S. MARSTON        Director                 June 21, 1996
- --------------------------
(James S. Marston)



/s/ ANTONIO R. SANCHEZ JR.  Director                 June 21, 1996
- --------------------------
(Antonio R. Sanchez, Jr.)



/s/ JEFFREY S. WETHERELL    Director                 June 21, 1996
- --------------------------
(Jeffrey S. Wetherell)



     Pursuant to the requirements of the Securities Act, the 401(k) Plan has caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on June 21, 1996.


                              AMTECH CORPORATION 401(k) PLAN

                              By:  Amtech Corporation, Plan Administrator



                                   By: /s/ STEVE M. YORK
                                      ____________________________________
                                      Steve M. York, Senior Vice President,
                                      Chief Financial Officer, and Treasurer

                               INDEX TO EXHIBITS



Exhibit
Number    Description
- ------    -----------

4.1 Articles of Incorporation of the Registrant, together with all amendments thereto.
          Filed under exhibit number 3.1 in the
          Registrant's Registration Statement on Form
          S-1 (Commission No. 33 - 46398) and
          incorporated herein by reference.

4.2 Restated and Amended Bylaws of the Registrant, dated January 24, 1995, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and incorporated herein by reference.

5.1       The Registrant undertakes to submit the
          401(k) Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal
          Revenue Service in order to qualify the 401(k) Plan.

23.1*     Consent of Ernst & Young LLP.

24.1 Power of attorney (included in Part II of this Registration Statement).



- ----------------------
*Filed electronically herewith.